Exhibit 99.1

Textura Announces 38% Revenue Growth in Third Quarter 2015

Q3 2015 Results
•Revenue of $22.5 million, up 38% y/y
•Billings of $26.1 million, up 39% y/y
•Adjusted EBITDA profit of $3.1 million
•Adjusted Basic and Diluted EPS of $0.07
•Cash generated from operations of $6.4 million

Chicago, IL, November 9, 2015 / PRNewswire / -- Textura Corporation (NYSE: TXTR), a leading provider of collaboration solutions for the construction industry, today announced financial results for the quarter ended September 30, 2015.

“We delivered another quarter of solid Adjusted EBITDA and cash flow, and continued to add value to our customers by increasing the functionality of our suite of solutions,” said Dave Habiger, interim CEO. “The continued addition of large general contractors to our platform this quarter reinforces our industry-leading position and our commitment to growing our business and creating long-term shareholder value.”

Q3 2015 Key Business Highlights

•
Yates Construction, a full service general contractor based in Mississippi, joined the growing list of large general contractors on CPM.  Its parent, The Yates Companies, Inc., recently ranked No. 25 on Engineering News-Record’s 2015 ENR 400 listing of top general contractors, based on total revenues of $2.42 billion in 2014.

•
TexturaLink was recently launched to improve the integration between CPM and customers' ERP systems. This Web services-based tool enables the seamless flow of information between CPM and construction companies' other financial applications, eliminating manual import and export of information and reducing errors.

•
Early adoption of the Early Payment Program (EPP), which facilitates third-party funding that enables general contractors to provide accelerated payments to subcontractors, continued during the quarter. Textura provides the technology for EPP through its CPM solution and technology platform.

Q3 2015 Results

•
Revenue: Revenue was $22.5 million, a year-over-year increase of 38%. Activity-driven revenue increased 42% to $18.4 million and organization-driven revenue increased 20% to $4.1 million. Billings of $26.1 million increased 39% year over year, with 7% of the growth associated with multi-year deals.

•	Gross Margin: Adjusted gross margin improved to 84.1% and GAAP gross margin was 82.9% for the quarter, compared with 82.3% and 79.6%, respectively, in the quarter ended September 30, 2014.

•
Adjusted EBITDA and Net Loss: Adjusted EBITDA was $3.1 million, compared with a loss of ($1.0) million in the quarter ended September 30, 2014. GAAP net loss was ($2.5) million, an improvement from a loss of ($7.5) million in the prior-year period. Adjusted Basic and Diluted EPS was $0.07, compared with an Adjusted Basic and Diluted net loss per share of ($0.07) in the quarter ended September 30, 2014. GAAP basic and diluted net loss per share was ($0.09) compared with a loss per share of ($0.30) in the prior-year period.

•
Operating Metrics: Total active construction projects increased 21% year over year to 9,710, representing approximately $193 billion of construction value. New projects added totaled 2,202, representing $25.6 billion in construction value, which increased 41% from the prior-year period. The increase was driven largely by CPM general contractor implementations as well as overall growth in the construction industry. Total number of organizations utilizing Textura's organization-driven solutions increased 24% to 20,761.

•
Total Cash and Cash Equivalents: As of September 30, 2015, total cash and cash equivalents was $73.2 million. Cash generated by operations during the quarter was $6.4 million, and free cash flow was $3.2 million for the quarter.

•	Deferred Revenue: Deferred revenue at September 30, 2015 was $45.1 million, up 9% from $41.5 million at June 30, 2015 and up 34% from $33.6 million at September 30, 2014.

Outlook

For the quarter ending December 31, 2015

•	Revenue in the range of $23.0 to $24.0 million

•	Year-over-year revenue growth in the range of 29 - 34%

•
Adjusted Basic EPS in the range of $0.07 - $0.10, excluding stock-based compensation expenses of $3.4 million and amortization of acquired intangible assets of $1.0 million, and assuming approximately 26.1 million weighted-average common shares outstanding

•
Adjusted Diluted EPS in the range of $0.06 to $0.09, excluding stock-based compensation expenses of $3.4 million and amortization of acquired intangible assets of $1.0 million, and assuming approximately 28.0 million weighted-average common shares outstanding

•	GAAP basic and diluted net loss per share in the range of ($0.10) - ($0.07), assuming approximately 26.1 million weighted-average common shares outstanding

For the full year ending December 31, 2015

•	Revenue in the range of $86.0 to $87.0 million

•	Year-over-year revenue growth in the range of 37 - 38%

•
Adjusted Basic EPS in the range of $0.18 - $0.21, excluding stock-based compensation expenses of $11.2 million and amortization of acquired intangible assets of $4.2 million, and assuming approximately 25.9 million weighted-average common shares outstanding

•
Adjusted Diluted EPS in the range of $0.16 - $0.19, excluding stock-based compensation expenses of $11.2 million and amortization of acquired intangible assets of $4.2 million, and assuming approximately 27.8 million weighted-average shares outstanding

•	GAAP basic and diluted net loss per share in the range of ($0.43) - ($0.40), assuming approximately 25.9 million weighted-average common shares outstanding

•	Cash flow from operations in the range of $17 to $21 million

Conference Call and Webcast Information
Textura plans to host a conference call today at 4:00 p.m. Central Time / 5:00 p.m. Eastern Time to review its financial results for the quarter ended September 30, 2015, and to discuss its financial outlook. Interested parties are invited to listen to the conference call by dialing 1-877-407-9039, or for international callers, 1-201-689-8470. Replays of the entire call will be available through November 16, 2015, at 1-877-870-5176, or for international callers, 1-858-384-5517, conference ID #13621451. A webcast of the conference call will also be available on the Investor Relations page of Textura's website at investors.texturacorp.com.

About Textura

Textura is a leading provider of collaboration and productivity tools for the construction industry. Our solutions serve construction industry professionals across the project lifecycle - from takeoff, estimating, design, pre-qualification and bid management to submittals, field management, performance management, LEED® management and payment. With award winning technology, world-class customer support and consistent growth, Textura is leading the construction industry's technology transformation.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Textura's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Operating Expenses, Adjusted Gross Margin and Free Cash Flow Definitions.”
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Operating Expenses, Adjusted Gross Margin and Free Cash Flow Definitions
Adjusted EBITDA represents loss before interest, taxes, depreciation and amortization, share-based compensation expense, severance expense, and acquisition-related and other expenses. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (''GAAP''), and is a performance measure used by management in conjunction with traditional GAAP operating performance measures as part of the overall assessment of our performance including:

•	for planning purposes, including the preparation of the annual budget; and

•	to evaluate the effectiveness of business strategies.

We believe the use of Adjusted EBITDA as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations. For our internal analysis, Adjusted EBITDA removes fluctuations caused by changes in our capital structure (interest expense), non-cash items such as depreciation, amortization and share-based compensation, and infrequent charges.
These excluded amounts in any given period may not directly correlate to the underlying performance of the business or may fluctuate significantly from period to period due to acquisitions, fully amortized tangible or intangible assets, or the timing and pricing of new share-based awards. We also believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance as it provides them an additional tool to compare business performance across companies and periods.
Adjusted EBITDA is not a measurement under GAAP and should not be considered an alternative to net loss or as an alternative to cash flow from operating activities. The Adjusted EBITDA measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue. We believe the use of Adjusted EBITDA Margin as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.

Adjusted EBITDA Margin is not a measurement under GAAP and should not be considered an alternative to operating margin. The Adjusted EBITDA Margin measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EPS is calculated as Adjusted Net Loss divided by the number of weighted-average common shares outstanding during the period. Adjusted Net Loss is comprised of Textura's net loss adjusted for share-based compensation expense, amortization expense, severance expense, and acquisition-related and other expenses recognized during the period. We believe the use of Adjusted EPS as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted EPS is not a measurement under GAAP and should not be considered an alternative to net loss per share. The Adjusted EPS measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Operating Expenses is calculated as total operating expenses, adjusted for share-based compensation expense, amortization expense, severance expense, and acquisition-related and other expenses recognized during the period. We believe the use of Adjusted Operating Expenses as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Operating Expenses is not a measurement under GAAP and should not be considered an alternative to operating expenses. The Adjusted Operating Expenses measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Gross Margin is calculated as gross margin, adjusted for share-based compensation expense recognized during the period. We believe the use of Adjusted Gross Margin as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Gross Margin is not a measurement under GAAP and should not be considered an alternative to gross margin. The Adjusted Gross Margin measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Free Cash Flow is calculated as net cash provided by operating activities, less purchases of property and equipment, as reflected on the Consolidated Statements of Cash Flow. Free Cash Flow is not a measurement under GAAP and should not be considered an alternative to cash flow from operating activities. The Free Cash Flow measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding Textura's future financial performance, market growth, total addressable market, demand for Textura's solutions, and general business conditions and outlook. Any forward-looking statements contained in this press release are based upon Textura's historical performance and its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on information available to Textura as of the date of this press release, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, trends in the global and domestic economy and the commercial construction industry; our ability to effectively manage our growth; our ability to develop the market for our solutions; competition with our business; abnormal severe winter weather conditions; our dependence on a limited number of client relationships for a significant portion of our revenues; our dependence on a single software solution for a substantial portion of our revenues; the length of the selling cycle to secure new enterprise relationships for our CPM solution, which requires significant investment of resources; our ability to cross-sell our solutions; the continued growth of the market for on-demand software solutions; our ability to develop and bring to market new solutions in a timely manner;

our success in expanding our international business and entering new industries; and the availability of suitable acquisitions or partners and our ability to achieve expected benefits from such acquisitions or partnerships. Forward-looking statements speak only as of the date of this press release and we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information on potential factors that could affect actual results is included under the heading "Risk Factors" in our Annual Report on Form10-K filed on March 6, 2015, and our other reports filed with the SEC.

Investor Contact:	Media Contact:
Annie Leschin	Matt Scroggins
Textura Corporation, Investor Relations	matt.scroggins@texturacorp.com
annie@streetsmartir.com	224-254-6652
415-775-1788
or
ir@texturacorp.com
847-457-6553

Textura Corporation
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	September 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$73,167	$66,758
Accounts receivable, net of allowance of $193 at September 30, 2015 and $254 at December 31, 2014	9,979	8,274
Prepaid expenses and other current assets	938	1,163
Total current assets	84,084	76,195
Property and equipment, net	34,517	26,103
Restricted cash	2,189	1,780
Goodwill	52,848	52,848
Intangible assets, net	8,972	12,132
Other assets	347	226
Total assets	$182,957	$169,284

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,334	$1,699
Accrued expenses	9,927	9,874
Deferred revenue, short-term	39,644	31,923
Leases payable, short-term	—	412
Total current liabilities	51,905	43,908
Deferred revenue, long-term	5,458	3,660
Other long-term liabilities	1,296	1,028
Total liabilities	58,659	48,596
Stockholders’ equity
Common stock, $.001 par value; 90,000 shares authorized; 26,654 and 26,247 shares issued and 25,994 and 25,588 shares outstanding at September 30, 2015 and December 31, 2014, respectively	26	26
Additional paid in capital	352,590	340,344
Treasury stock, at cost; 660 and 659 shares at September 30, 2015 and December 31, 2014, respectively	(9,983)	(9,923)
Accumulated other comprehensive loss	(534)	(340)
Accumulated deficit	(217,801)	(209,419)
Total stockholders’ equity	124,298	120,688
Total liabilities and stockholders’ equity	$182,957	$169,284

Textura Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$22,513	$16,354	$62,997	$45,106
Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately below)	3,847	3,335	11,175	9,245
General and administrative	8,332	6,232	22,813	18,760
Sales and marketing	5,237	5,869	15,809	15,375
Technology and development	5,179	6,366	15,078	16,541
Depreciation and amortization	2,302	1,990	6,267	5,838
Total operating expenses	24,897	23,792	71,142	65,759
Loss from operations	(2,384)	(7,438)	(8,145)	(20,653)
Other income (expense), net
Interest income and other expense, net	10	6	30	51
Interest expense	(8)	(28)	(23)	(106)
Total other income (expense), net	2	(22)	7	(55)
Loss before income taxes	(2,382)	(7,460)	(8,138)	(20,708)
Income tax provision	80	80	244	240
Net loss	$(2,462)	$(7,540)	$(8,382)	$(20,948)
Less: Net loss attributable to non-controlling interest	—	—	—	(169)
Net loss attributable to Textura Corporation	(2,462)	(7,540)	(8,382)	(20,779)
Accretion of redeemable non‑controlling interest	—	—	—	199
Net loss available to Textura Corporation common stockholders	$(2,462)	$(7,540)	$(8,382)	$(20,978)
Net loss per share available to Textura Corporation common stockholders, basic and diluted	$(0.09)	$(0.30)	$(0.33)	$(0.84)
Weighted-average number of common shares outstanding, basic and diluted	25,925	25,426	25,781	25,083

Textura Corporation
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(2,462)	$(7,540)	$(8,382)	$(20,948)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,302	1,990	6,267	5,838
Deferred income taxes	80	80	240	240
Non-cash interest income	—	—	—	(1)
Share‑based compensation	3,162	2,638	7,782	6,404
Changes in operating assets and liabilities:
Accounts receivable	(492)	20	(1,739)	(1,598)
Prepaid expenses and other assets	340	140	138	245
Deferred revenue, including long-term portion	3,623	2,499	9,537	7,816
Accounts payable	369	(222)	356	360
Accrued expenses and other	(537)	1,554	(20)	1,774
Net cash provided by operating activities	6,385	1,159	14,179	130
Cash flows from investing activities
Decrease (increase) in restricted cash and escrow funds	632	(1,250)	(594)	(1,250)
Purchases of property and equipment, including software development costs	(3,189)	(2,169)	(11,079)	(5,794)
Net cash used in investing activities	(2,557)	(3,419)	(11,673)	(7,044)
Cash flows from financing activities
Principal payments on loan payable	—	(6)	—	(105)
Payments on capital leases	(4)	(211)	(412)	(608)
Proceeds from exercise of options and warrants	1,397	661	4,464	2,213
Buyout of non-controlling interest	—	—	—	(1,563)
Net issuance (repurchase) of common shares (treasury)	31	28	(60)	(4,068)
Net cash provided by (used in) financing activities	1,424	472	3,992	(4,131)
Effect of changes in foreign exchange rates on cash and cash equivalents	(65)	(55)	(89)	(50)
Net increase (decrease) in cash and cash equivalents	5,187	(1,843)	6,409	(11,095)
Cash and cash equivalents
Beginning of period	67,980	67,878	$66,758	$77,130
End of period	$73,167	$66,035	$73,167	$66,035

Textura Corporation
Operating Metrics (unaudited)
(dollars in thousands and where otherwise indicated)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Activity‑driven revenue	$18,385	$12,922	$50,550	$35,160
Organization‑driven revenue	4,128	3,432	12,447	9,946
Total revenue	$22,513	$16,354	$62,997	$45,106
Activity‑driven revenue:
Number of projects added	2,202	1,792	6,276	5,233
Client‑reported construction value added (billions)	$25.6	$18.2	$75.5	$55.4
Active projects during period	9,710	8,030	12,980	11,874
Organization‑driven revenue:
Number of organizations	20,761	16,694	23,412	17,819

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, net loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Net loss	$(2,462)	$(7,540)	$(8,382)	$(20,948)
Total other (income) expense, net	(2)	22	(7)	55
Income tax provision	80	80	244	240
Depreciation and amortization	2,302	1,990	6,267	5,838
EBITDA	(82)	(5,448)	(1,878)	(14,815)
Share‑based compensation expense	3,162	2,638	7,782	6,405
Severance expense	—	1,488	—	1,488
Acquisition‑related and other expenses*	67	370	406	444
Adjusted EBITDA	$3,147	$(952)	$6,310	$(6,478)
* In 2015, acquisition-related and other expenses represent certain tax-related costs and certain legal costs related to the previously disclosed CEO transition and securities litigation. In 2014, acquisition-related and other expenses represent acquisition, strategic transaction and certain tax-related costs.

The following table reconciles Adjusted EBITDA Margin to the most directly comparable GAAP measure, operating margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(dollars in thousands)
Revenue	$22,513	$16,354	$62,997	$45,106
Operating expenses	24,897	23,792	71,142	65,759
Operating income (loss)	$(2,384)	$(7,438)	$(8,145)	$(20,653)
Operating margin	(11)%	(45)%	(13)%	(46)%
Adjustments, as a % of revenue:
Depreciation and amortization	10%	12%	10%	13%
Share-based compensation expense	14%	16%	12%	14%
Severance expense	—%	9%	—%	3%
Acquisition‑related and other expenses*	1%	2%	1%	1%
Adjusted EBITDA Margin	14%	(6)%	10%	(15)%
* In 2015, acquisition-related and other expenses represent certain tax-related costs and certain legal costs related to the previously disclosed CEO transition and securities litigation. In 2014, acquisition-related and other expenses represent acquisition, strategic transaction and certain tax-related costs.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, net loss per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per share amounts)
Net loss available to Textura Corporation common shareholders	$(2,462)	$(7,540)	$(8,382)	$(20,978)
Accretion of redeemable non-controlling interest	—	—	—	199
Net loss attributable to non-controlling interest	—	—	—	(169)
Net loss	$(2,462)	$(7,540)	$(8,382)	$(20,948)

Share-based compensation expense	3,162	2,638	7,782	6,405
Amortization of intangible assets	1,053	1,282	3,159	3,846
Severance expense	—	1,488	—	1,488
Acquisition-related and other expenses (1)	67	370	406	444
Adjusted net income (loss)	$1,820	$(1,762)	$2,965	$(8,765)

GAAP weighted-average number of common shares outstanding - basic and diluted	25,925	25,426	25,781	25,083
Dilutive equity awards (2)	1,734	—	1,761	—
Adjusted weighted-average number of common shares outstanding - diluted	27,659	25,426	27,542	25,083

Adjusted Basic EPS (3)	$0.07	$(0.07)	$0.12	$(0.35)
Adjusted Diluted EPS (3)	$0.07	$(0.07)	$0.11	$(0.35)
(1) In 2015, acquisition-related and other expenses represent certain tax-related costs and certain legal costs related to the previously disclosed CEO transition and securities litigation. In 2014, acquisition-related and other expenses represent acquisition, strategic transaction and certain tax-related costs.
(2) For the three and nine months ended September 30, 2015, dilutive equity awards totaled 1.7 million and 1.8 million shares, respectively. Dilutive equity awards represent potential common stock instruments such as stock options, unvested restricted stock units and warrants. Potential common stock instruments are excluded for the 2014 periods as their effect would be anti-dilutive.
(3) Adjusted Basic EPS is calculated using adjusted net income (loss) divided by the GAAP weighted-average number of common shares outstanding - basic and diluted. For the 2015 periods, Adjusted Diluted EPS is calculated using adjusted net income (loss) divided by the adjusted weighted-average number of common shares outstanding - diluted. For the 2014 periods, given the loss positions, Adjusted Diluted EPS equals Adjusted Basic EPS.

The following tables reconcile Adjusted Operating Expenses to the most directly comparable GAAP measure, operating expenses:

	Three Months Ended September 30, 2015
	GAAP Operating Expenses	Share-Based Compensation and Amortization of Intangible Assets	Acquisition-related and Other Expenses*	Adjusted Operating Expenses
	(in thousands)
Cost of services	$3,847	$278	$—	$3,569
General and administrative	8,332	2,393	67	5,872
Sales and marketing	5,237	271	—	4,966
Technology and development	5,179	220	—	4,959
Depreciation and amortization	2,302	1,053	—	1,249
Total	$24,897	$4,215	$67	$20,615
* In 2015, acquisition-related and other expenses represent certain legal costs related to the previously disclosed CEO transition and securities litigation.

	Three Months Ended September 30, 2014
	GAAP Operating Expenses	Share-Based Compensation and Amortization of Intangible Assets	Severance Expense	Acquisition-related and Other Expenses*	Adjusted Operating Expenses
	(in thousands)
Cost of services	$3,335	$90	$94	$250	$2,901
General and administrative	6,232	1,049	—	120	5,063
Sales and marketing	5,869	586	592	—	4,691
Technology and development	6,366	913	802	—	4,651
Depreciation and amortization	1,990	1,282	—	—	708
Total	$23,792	$3,920	$1,488	$370	$18,014
* In 2014, acquisition-related and other expenses represent strategic transaction and certain tax-related costs.

The following table reconciles Adjusted Gross Margin to the most directly comparable GAAP measure, gross margin:

	Three Months Ended September 30,
	2015	2014
	(dollars in thousands)
Revenue	$22,513	$16,354
Cost of services	3,847	3,335
Gross profit	$18,666	$13,019
Gross margin	82.9%	79.6%
Adjustments:
Share-based compensation expense as a % of revenue	1.2%	0.6%
Other non-recurring expenses as a % of revenue*	—%	2.1%
Adjusted Gross Margin	84.1%	82.3%
* Other non-recurring expenses include severance expense and certain tax-related costs.

The following tables reconcile Adjusted EPS guidance to the most directly comparable GAAP measure, net loss per share:

	Three Months Ending December 31, 2015		Twelve Months Ending December 31, 2015
	High End	Low End	High End	Low End
Basic net loss per share	$(0.07)	$(0.10)	$(0.40)	$(0.43)
Share-based compensation expense	0.13	0.13	0.43	0.43
Amortization of intangible assets	0.04	0.04	0.16	0.16
Acquisition-related and other expenses*	—	—	0.02	0.02
Adjusted Basic EPS	$0.10	$0.07	$0.21	$0.18

	Three Months Ending December 31, 2015		Twelve Months Ending December 31, 2015
	High End	Low End	High End	Low End
Diluted net loss per share	$(0.07)	$(0.10)	$(0.40)	$(0.43)
Impact per share of adjusted diluted share count	—	—	0.02	0.02
Share-based compensation expense	0.12	0.12	0.40	0.40
Amortization of intangible assets	0.04	0.04	0.15	0.15
Acquisition-related and other expenses*	—	—	0.02	0.02
Adjusted Diluted EPS	$0.09	$0.06	$0.19	$0.16
* For the twelve months ending December 31, 2015, acquisition-related and other expenses represent certain tax-related costs and certain legal costs related to the previously disclosed CEO transition and securities litigation.